SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 28, 2007

MSGI SECURITY SOLUTIONS, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

575 Madison Avenue
New York, New York 10022
(Address of Principal Executive Offices)

917-339-7134
(Registrant’s telephone number, including area code)

Item 8.01. Other Events.

This filing is made in order to disclose an update on the capitalization of the company.

As of the most recently reported interim period ended March 31, 2007; the Company reported 9,358,025 shares outstanding.

As of September 27, 2007 and partially based on various transactions which took place during the current interim period to end September 30, 2007, including certain conversions of debt to equity under the provisions of a series of 8% Callable Convertible Notes issued by the Company during the fiscal year ended June 30, 2006, the Company effectively reduced certain debt obligations by approximately $1,870,000 and increased equity, yielding total shares current outstanding of 11,565,557. The terms of the 8% Callable Convertible Notes have been disclosed in prior filings with the United States Securities and Exchange Commission on Forms 8-K.

Item 9.01. Financial Statements and Exhibits

(a) N/A

(b) N/A

(c) N/A

(d) N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: September 28, 2007	By:	/s/ Richard J. Mitchell, III
Name: Richard J. Mitchell III
Chief Accounting Officer